EXHIBIT 11


                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED SEPTEMBER 30,
                                                              --------------------------------
                                                                     2000            1999
                                                                 ------------    ------------

BASIC NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) applicable to common shares as
       reported ..............................................   $ 11,130,550    $(15,747,541)
     Weighted average number of common shares outstanding:
          Common Stock .......................................     26,887,992       5,288,353
                                                                 ------------    ------------
          Basic net income (loss) per common share ...........   $       0.41    $      (2.98)
                                                                 ============    ============
DILUTED NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) applicable to common shares as reported   $ 11,130,550    $(15,747,541)
     Weighted average number of common shares outstanding:
          Common Stock .......................................     26,887,992       5,288,353
          Effect of common stock equivalents .................      4,147,451              --
                                                                 ------------    ------------
               Total .........................................     31,035,443       5,288,353
                                                                 ------------    ------------
          Diluted net income (loss) per common share .........   $       0.36    $      (2.98)
                                                                 ============    ============

                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                               -------------------------------
                                                                     2000            1999
                                                                 ------------    ------------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ........   $(15,672,298)   $(20,890,449)
     Weighted average number of common shares outstanding:
          Common Stock .......................................     24,411,792       1,872,956
                                                                 ------------    ------------
          Basic net loss per common share ....................   $      (0.64)   $     (11.15)
                                                                 ============    ============
DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ........   $(15,672,298)   $(20,890,449)
     Weighted average number of common shares outstanding:
          Common Stock .......................................     24,411,792       1,872,956
          Effect of common stock equivalents .................             --              --
                                                                 ------------    ------------
               Total .........................................     24,411,792       1,872,956
                                                                 ============    ============
          Diluted net loss per common share ..................   $      (0.64)   $     (11.15)
                                                                 ============    ============

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